UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive
North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	PGTI	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 9, 2020, PGT Innovations, Inc., a Delaware corporation (the “Company”), issued a press release announcing an offering of $50 million aggregate principal amount of additional of 6.75% senior notes due 2026 (the “Additional Notes”) in an add-on offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), which the Company expects to close on or about January 24, 2020. The Additional Notes are being issued pursuant to a base indenture, dated as of August 10, 2018, as supplemented by a first supplemental indenture with respect to the Existing Notes (as defined below), dated as of August 13, 2018. The Additional Notes are part of the same issuance of, and rank equally and form a single series with, the outstanding $315.0 million aggregate principal amount of the Company’s 6.75% senior subordinated notes due 2026, which were issued on August 10, 2018 (the “Existing Notes”). The Additional Notes will have the same terms as the Existing Notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

The Additional Notes are being offered to finance, together with cash on hand, the acquisition of NewSouth Window Solutions, LLC (the “NewSouth Acquisition”), which was previously announced on December 10, 2019, and is expected to close on or around January 31, 2020. If the NewSouth Acquisition does not close, the Company intends to apply the proceeds of the Additional Notes to repay amounts outstanding under its existing term loan facility.

Also on January 9, 2020 the Company issued a press release announcing the pricing of its offering of Additional Notes. The Additional Notes will be priced at 106.375% of their principal amount plus accrued interest from and including August 1, 2019.

A copy of the press release for the launch and the press release for the pricing, which were issued pursuant to and in accordance with Rule 135c under the Securities Act, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Neither the press releases nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Additional Notes. The Additional Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and to non-U.S. persons in transactions outside the United States in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Additional Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Launch Press Release of PGT Innovations, Inc. dated January 9, 2020

99.2	Pricing Press Release of PGT Innovations, Inc. dated January 9, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Dated: January 9, 2020	By:	/s/ Sherri Baker
	Name:	Sherri Baker
	Title:	Senior Vice President and Chief Financial Officer